Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT
Dated April 25, 2007
between
TAM CAPITAL INC.,
and
THE GUARANTORS NAMED HEREIN
and
CITIGROUP GLOBAL MARKETS INC.
and
UBS SECURITIES LLC
as the Representatives of the several Initial Purchasers

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of April 25, 2007 among TAM Capital Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), the Guarantors (as defined herein) and Citigroup Global Markets Inc. and UBS Securities LLC, as the Representatives (the “Representatives”) of the several Initial Purchasers (as defined below).
     This Agreement is made pursuant to the Purchase Agreement dated April 20, 2007 (the “Purchase Agreement”), between the Company, the Guarantors and the Representatives, as the representatives of the several Initial Purchasers named therein (the “Initial Purchasers”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $300,000,000 principal amount of the Company’s 7.375% Senior Guaranteed Notes Due 2017 (together with the Guarantees, the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions.
     As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Business Day” means any day other than a Saturday or Sunday, or a day on which commercial banking institutions in The City of New York or São Paulo are authorized or required by law, regulation or executive order to remain closed.
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchange Securities” shall mean securities issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from, but not including, the last date on which interest was paid on the Securities or, if no such interest has been paid, from April 25, 2007 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes issued thereunder, executed pursuant to the provisions of the Indenture.
     “Guarantors” means each of: (1) TAM S.A., (2) TAM Linhas Aéreas S.A. and (3) their respective successors.
     “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).
     “Indenture” shall mean the Indenture relating to the Securities dated as of April 25, 2007 between the Company, the Guarantors and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantors or any of their respective affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be considered outstanding or counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Securities shall have ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be Cleary Gottlieb Steen & Hamilton LLP, unless selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SEC” shall mean the Securities and Exchange Commission.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.

     “Underwriter” shall have the meaning set forth in Section 3 hereof.
     “Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the 1933 Act.
     (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, each of the Company and the Guarantors shall use its reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer, but in no case longer than 180 days after the effectiveness of the Exchange Offer Registration Statement. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and each of the Company and the Guarantors shall use its reasonable best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus, appropriate letters of transmittal, if any, and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
     (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;
     (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);
     (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;
     (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the enclosed letters of transmittal, if any, to the institution and at the address (located in the Borough of Manhattan, The City of

New York) specified in the notice prior to the close of business on the last Exchange Date, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and
     (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged, or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As soon as reasonably practicable after the last Exchange Date, the Company and the Guarantors shall:
     (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and
     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.
Each of the Company and the Guarantors shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company and the Guarantors shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer, provided that the Initial Purchasers shall comply with the 1933 Act and the 1934 Act in making such contract or facilitation.

If the Company and the Guarantors effect the Exchange Offer, the Company and the Guarantors will be entitled to close the Exchange Offer on any day on or after the 20th Business Day after the commencement of the Exchange Offer (provided that the Company and the Guarantors have accepted all the Securities theretofore validly tendered in accordance with the terms of the Exchange Offer).
Each Holder participating in the Exchange Offer shall be required to represent to the Company and the Guarantors that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the 1933 Act, of the Company or the Guarantors or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.
     (b) In the event that (i) the Company and the Guarantors jointly determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by October 31, 2007 or (iii) the Exchange Offer has been completed and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Registrable Securities, each of the Company and the Guarantors shall use its reasonable best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company and the Guarantors, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company or the Guarantors is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, each of the Company and the Guarantors shall use its best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. Each of the Company and the Guarantors agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Each of the Company and the Guarantors further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. Each of the Company and the Guarantors agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration

Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. In the event the Exchange Offer is not consummated and the Shelf Registration Statement, if required under Section 2(b) hereof, does not become effective on or prior to October 31, 2007, the interest rate on the Securities will be increased by 0.25% per annum commencing on November 1, 2007 until the earlier of (i) completion of the Exchange Offer; (ii) the effectiveness of the Shelf Registration Statement or (iii) the notes being freely tradable under the 1933 Act. For the avoidance of doubt, any increase in interest rate due to a non-consummation of the Exchange Offer or Shelf Registration, shall not be cumulative.
     (e) Without limiting the remedies available to the Initial Purchasers and the Holders, each of the Company and the Guarantors acknowledges that any failure by the Company or any Guarantor to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:
     (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be jointly selected by the Company and the Guarantors and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request other than exhibits to documents incorporated by reference or exhibits thereto or documents available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the neither the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;
     (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers or Underwriters, if any, promptly and, if requested by any such

Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;
     (f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;
     (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

     (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company or the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;
     (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object within 30 Business Days of the receipt of such copies except for any amendment or supplement or document (a copy of which has previously been furnished to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, counsel to the Holders)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

     (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;
     (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and each Guarantor, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that (1) the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders, underwriters and representatives thereof by one counsel for the Holders and one counsel for the underwriters, who shall be Cleary Gottlieb Steen & Hamilton LLP, unless such counsel is chosen by the Holders of a majority in principal amount of the Securities or by the underwriters, as the case may be, and (2) if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including, entering into customary confidentiality agreements;
     (n) use its best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings, Ltd., or two other nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

     (o) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company or any Guarantor has received notification of the matters to be incorporated in such filing; and
     (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and, at the time of effectiveness of the Shelf Registration Statement and any post-effective amendments thereto and at closing of any Underwritten Offering, if required thereunder, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company, the Guarantors and their subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i)

above and to evidence compliance with any customary conditions contained in an underwriting agreement.
     In the case of a Shelf Registration Statement, the Company and the Guarantors may require each Holder of Registrable Securities to furnish to the Company and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. In addition, each selling Holder agrees to promptly furnish additional information required under Item 507 of Regulation S-K. So long as any Holder fails to furnish such information in a reasonably timely manner after receiving the request, the Company and the Guarantors shall (i) have no obligation under this Agreement to provide for the disposition of such Holder’s Registrable Securities in the Shelf Registration Statement in respect to which such information was requested, (ii) not be required to provide for the disposition of such Holder’s Registrable Securities in any post-effective amendment to such Shelf Registration Statement or any future Shelf Registration Statement that is not otherwise required to be filed and (iii) not be required to pay any Additional Amounts as provided in Section 2(d) hereof. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Company all information regarding such Holder and the proposed distribution by the Holder of such Registrable Securities required under Regulation S-K.
     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or the Guarantors of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at the Company’s and the Guarantors’ expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company or any Guarantor shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365 day period and any such suspensions may not exceed 45 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.
     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering subject to TAM S.A.’s approval, which shall not unreasonably be withheld or delayed.
     4. Participation of Broker-Dealers in Exchange Offer.
     (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.
     Each of the Company and the Guarantors understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.
     (b) In light of the above, and notwithstanding the other provisions of this Agreement, each of the Company and the Guarantors agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the date on which the SEC declares such Exchange Offer Registration Statement effective (as such period may be extended pursuant to this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such

Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4; provided that:
     (i) neither the Company nor the Guarantors shall be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the Effective Date of the Registration Statement (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company or any Guarantor to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and
     (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company and the Guarantors by the Initial Purchasers or with the reasonable request in writing to the Company and the Guarantors by one or more broker-dealers who certify to the Initial Purchasers and the Company and the Guarantors in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, each of the Company and the Guarantors shall be obligated (x) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (y) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.
     (c) The Initial Purchasers shall have no liability to the Company, the Guarantors or any Holder with respect to any request that it may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution.

     (a) Each of the Company and the Guarantors agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company and the Guarantors in writing through Citigroup Global Markets Inc. and UBS Securities LLC or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers, the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, the Guarantors, the Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the

Company and the Guarantors to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company and the Guarantors in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Guarantors and their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company or any Guarantor within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by Citigroup Global Markets Inc. and UBS Securities LLC. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority

Holders. In all other cases, such firm shall be designated jointly by the Company and the Guarantors. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor, on the one hand, or by the Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.
     (e) The Company, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling the Initial Purchasers or any Holder, or by or on behalf of the Company and the Guarantors and their respective officers or directors or any Person controlling the Company or any Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. Miscellaneous.
     (a) No Inconsistent Agreements. Neither the Company nor any Guarantor has entered into, and on or after the date of this Agreement will enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any Guarantor’s other issued and outstanding securities under any such agreements.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or any Guarantor, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or any Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will use its reasonable best efforts to cause its affiliates (as defined in Rule 144 under the Securities Act) to not resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, provided, however, that the Company, the Guarantors and any of their affiliates shall be permitted to resell any Securities which are not “restricted securities” as defined in Rule 144 under the Securities Act, in compliance with Regulation S or otherwise in compliance with applicable laws.
     (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Obligations of the Company and the Guarantors. Each of the Company and the Guarantors acknowledges and agrees that their obligations under this Agreement are joint and several amongst themselves.
     (k) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     (l) Consent to Jurisdiction and Service. The Company and each Guarantor has appointed National Corporate Research Limited, currently having an office at 225 West 34th Street, Suite 910, New York, NY 10122 U.S.A., as its agent (the “Authorized Agent”) upon whom process may be served in any actions arising out of, based on, or relating to this Agreement or the transactions contemplated hereby or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York, and each of the Company and each Guarantor expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and each of the Guarantors shall be deemed, in every respect, effective service of process upon the Company and each of the Guarantors.
     The Company and each Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Guarantor arising out of, based on, or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan in The City of New York and (ii) waives, to the fullest extent they may effectively do so, any objection which they may have now or hereafter have to the laying of venue of any such proceeding.
     (m) Waiver of Jury Trial. The Company and each Guarantor hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, any supplement, or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with any related transaction, and agrees that any such action or proceeding shall be tried before a court and not before a jury.
     (n) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures a Holder, Initial Purchaser or Underwriter could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Guarantors with respect to any sum due from it to any Holder, Initial Purchaser or Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only if and to the extent that on the first business day following receipt by such Holder, Initial Purchaser or Underwriter of any sum adjudged to be so due in such other currency, such Holder, Initial Purchaser or Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Holder, Initial Purchaser or Underwriter hereunder, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder, Initial Purchaser or Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Guarantors an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TAM CAPITAL INC.

By:	/s/ Egberto Vieira Lima

	Name:	Egberto Vieira Lima
	Title:	Director

By:	/s/ Libano Miranda Barroso

	Name:	Libano Miranda Barroso
	Title:	Director

TAM S.A.

By:	/s/ Libano Miranda Barroso		/s/ Marco Antonio Bologna

	Name:	Libano Mirando Barroso	Marco Antonio Bologna
	Title:	Financial Director and Director	President Director
of Relationship with Investors

TAM LINHAS AÉREAS S.A.

By:	/s/ Egberto Vieira Lima		/s/ Libano Miranda Barroso

	Name:	Egberto Vieira Lima	Libano Mirando Barroso
	Title:	Director	Director

Witnesses:

By:	/s/ Deise Dorna de Oliveira

	Name:	Deise Dorna de Oliveira
RG 15.788.348-6 / SSP-SP
CIC 082.376.888-05

By:	/s/ Sandoval Martins Pereira

	Name:	Sandoval Martins Pereira
RG 18 788 294
CPF 129 731 538.32

Confirmed and accepted as of the date first above written: Accepted as of the date hereof By: Citigroup Global Markets Inc.
By:	/s/ Chris Gilford
Name:
Title:

Accepted as of the date hereof By: UBS Securities LLC
By:	/s/ Antonio Castano
	Name:	Antonio Castano
	Title:	Executive Director

By:	/s/ Marina Nakano
	Name:	Marina Nakano
	Title:	Director

New York All Purpose Acknowledgement

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)
     On the 25th day of April, 2007, before me, the undersigned, a Notary Public in and for the said State and County, personally appeared Chris Gilford, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. who being duly sworn, did say that such person is
/s/ John W. Scannell
Notary Public
Printed Name: John W. Scannell
License No.: 02SC5075585
My Commission Expires: April 7, 2011

STATE OF NEW YORK		)
: ss.
COUNTY OF NEW YORK		)
     On this 24 day of April, 2007, before me, a notary public within and for said country, personally appeared Antonio Castano, to me personally known who being duly sworn, did say that such person is Executive Director and authorized signatory of UBS Securities LLC, which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

By	/s/ Rosemary Mancuso

(Notary Public)
Name:

Rosemary Mancuso
Notary Public, State of Connecticut
My Commission Expires Oct. 31, 2008
My Commission Expires:
(SEAL)

STATE OF NEW YORK		)
: ss.
COUNTY OF NEW YORK		)
     On this 24 day of April, 2007, before me, a notary public within and for said country, personally appeared Marina Nakano, to me personally known who being duly sworn, did say that such person is Director and authorized signatory of UBS Securities LLC, which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

By	/s/ Rosemary Mancuso

(Notary Public)
Name:

Rosemary Mancuso
Notary Public, State of Connecticut
My Commission Expires Oct. 31, 2008
My Commission Expires:
(SEAL)